                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Sublease") is made this 30th day of September, 1993 by and between THE KOLL COMPANY, a California corporation hereinafter called "Sublessor" and KOLL REAL ESTATE GROUP, INC., a Delaware corporation and its Affiliates (as defined below) hereinafter collectively, called "Sublessee."

                                    RECITALS

A. Koll Corporate Associates, a California general partnership ("Landlord"), and The Koll Company, a California corporation, as Tenant, heretofore entered in to a certain office lease for the office building (the "Building") at 4343 VonKarman Avenue, Newport Beach (the "Master Lease") dated September 1, 1992.

B. Sublessor desires to sublease to Sublessee a portion of the Building located on the east wing of the second floor, and a portion of the third floor of the Building, as indicated by the cross-hatched area on the attached space diagram (Exhibit "A") (the "Premises") and Sublessee desires to sublease such Premises from Sublessor. All additional space on the second and third floors of the Building ("Retained Space"), as indicated by the non-cross-hatched area on Exhibit "A", is to remain the responsibility of the Sublessor.

C.   Sublessee is entitled to make reasonable use of common area facilities.

D.   Sublessor shall provide surface parking for all Sublessee's employees, five
(5) underground parking stalls, utilities, janitorial and security. Telephone, postage and copying charges shall be separately billed and paid for by Sublessee. Sublessor shall provide reception services during ordinary business hours to include answering of all incoming lines.

E. For purposes of this Sublease the term "Affiliates" shall mean any person, corporation, partnership or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified entity or person. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities or interests of such person or entity.

     THEREFORE, Sublessor and Sublessee agree as follows:

     1. MASTER LEASE. Except as otherwise provided hereunder, Sublessee hereby expressly assumes and agrees to perform all obligations and covenants of the Master Lease to the extent they apply to the Premises and are not otherwise intended to be satisfied by Sublessee's performance under this Sublease.


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     2.   MONTHLY ESTIMATED BASE RENT. Sublessee shall pay to Sublessor as estimated rent for the Premises, in advance on the first day of each calendar month of the term of this Sublease, and without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Twenty-Eight Thousand Eight Hundred Sixty-Two Dollars and Forty Cents ($28,862.40) ("Monthly Estimated Base Rent").

     The Monthly Estimated Base Rent is based on the total rent and estimated occupancy costs of $2.89 per square foot (as itemized below) and 9,987 square feet of Premises.

          Rent:                              $1.83 per sq.ft.

          Estimated Occupancy Costs:
               Utilities                       .29
               Taxes                           .23
               Maintenance                     .23
               Parking                         .15
               CAM                             .08
               Janitorial                      .06
               Insurance                       .03
                                             -----

          Total Monthly Estimated Base Rent  $2.89
                                             -----
                                             -----

     Within sixty (60) days of the end of each calendar year (or of any termination of this Sublease), Sublessor shall send a reconciliation statement to Sublessee setting forth the actual occupancy costs incurred and reasonably allocated for Sublessee's occupancy of the Premises for the preceding calendar year ("Actual Occupancy Costs") (in addition to any bills and invoices reasonably requested by Sublessee to evidence the Actual Occupancy Costs). To the extent the Estimated Occupancy Costs paid by Sublessee are less than the Actual Occupancy Costs incurred for the same period, Sublessee agrees to pay the difference within thirty (30) days. To the extent that the Actual Operating Costs incurred are less than the Estimated Occupancy Costs paid by Sublessee for the same period, the difference shall be credited to Sublessee's next Monthly Estimated Base Rent obligation (or paid to Sublessee within thirty (30) days of termination of the Sublease). If the size of the Premises which Sublessee occupies either increases or decreases, the Monthly Estimated Base Rent shall be adjusted proportionately to reflect the square footage actually occupied. Sublessor shall also have the right, upon thirty (30) days prior written notice to Sublessee, to adjust the Estimated Occupancy Costs and, consequently, the Monthly Estimated Base Rent to reflect changes in the occupancy costs.

     3. TERM. The term of this Sublease shall be month to month. Either Sublessor or Sublessee may terminate this Sublease upon thirty (30) days prior written notice to the other party.


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     4.   USE. Sublessee shall use the Premises for business offices and for no other purpose without the prior written consent of the Sublessor and Landlord.

     5. NO RELEASE OF SUBLESSOR. This Sublease agreement shall in no way release Sublessor from any obligation or covenant of the Master Lease between Landlord and Tenant.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease Agreement as of the date first written above.

          SUBLESSOR:                         THE KOLL COMPANY,
                                             a California corporation

                                             By:  /s/ Ray Wirta
                                                  ---------------------------
                                                  Ray Wirta, President

          SUBLESSEE:                         KOLL REAL ESTATE GROUP, INC.
                                             a Delaware corporation

                                             By:  /s/ Raymond J. Pacini
                                                  ---------------------------
                                                  Raymond J. Pacini,
                                                  Chief Financial Officer

The undersigned Landlord under the Master Lease hereby consents to the subletting of the Premises described therein on the terms and conditions contained in the Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Dated:         September 30, 1993
               ------------------------

Landlord:      Koll Corporate Associates

               By:  The Koll Company, general partner

                    By:       /s/ Ray Wirta
                              ---------------------------
                              Ray Wirta, President


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